UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 9, 2024
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XENCOR, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36182	20-1622502

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

465 North Halstead Street, Suite 200 Pasadena, California	91107

(Address of principal executive offices)	(Zip Code)
(626) 305-5900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XNCR	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Executive Officer

On October 24, 2023, John Kuch, Senior Vice President and Chief Financial Officer, notified Xencor, Inc. (the “Company”) of his intention to retire from the Company effective March 31, 2024. Effective on April 9, 2024, Mr. Kuch will step down from his role as Chief Financial Officer of the Company. He will continue to be employed by the Company in a non-executive capacity and has agreed to enter into a consulting agreement with the Company at a later date.

(c) Appointment of Executive Officer

As previously announced, on April 9, 2024 (the “Start Date”), Mr. Bart Cornelissen, age 46, was appointed as Senior Vice President and Chief Financial Officer of the Company for an indefinite term.

Prior to joining the Company, Mr. Cornelissen served as vice president, corporate finance at Seagen Inc. (“Seagen”), where he built and scaled the corporate finance organization to support revenue growth and dealmaking activity, including multiple licensing transactions and the company’s $43 billion acquisition by Pfizer in 2023. Before Seagen, Mr. Cornelissen served as vice president, finance for the END Fund while at the Bill & Melinda Gates Foundation, where he enhanced the fund’s financial analysis and strategic decision-making capabilities. At the Gates Foundation he was also the finance lead for malaria and neglected tropical disease initiatives, where he guided new investments for major drug and vaccine development partnerships. Earlier in his career, Mr. Cornelissen provided leadership to multiple finance teams in Austria, Germany and Switzerland, at DSM Nutritional Products, a former division of Roche. He began his career within the life sciences and global health sectors at Novartis, in roles of increasing responsibility within global financial planning and analysis. Mr. Cornelissen received his M.Sc. in Business Administration from the Rotterdam School of Management at Erasmus University.

In accordance with the Company’s offer of an appointment to the position of Senior Vice President and Chief Financial Officer, Mr. Cornelissen is entitled to receive an initial annual base salary of $465,000.00 as well as eligibility for discretionary salary increases and an annual discretionary bonus opportunity of 45% of annual base salary. Mr. Cornelissen may be eligible for annual refresher grants of stock options, restricted stock units (“RSU”), or both, at the Company’s sole discretion.

Mr. Cornelissen will be entitled to receive a grant consisting of options to purchase 190,194 shares of the Company’s common stock (the “Common Stock”) with an aggregate option value of $2,250,000 pursuant to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), one-fourth of which shares will vest on the one-year anniversary of the Start Date and the balance of the option shares shall vest at the rate of 1/48th on the final date of each month thereafter, subject to Mr. Cornelissen’s continuous service through each such vesting date.

Mr. Cornelissen will be entitled to receive a Restricted Stock Unit (“RSU”) grant consisting of RSU shares of Common Stock valued at approximately $1,000,000 pursuant to the 2023 Plan. The RSUs will vest over a period of three (3) years following the grant date with 1/3rd of the RSUs vesting on each of the first (1st), second (2nd) and third (3rd)-year anniversaries of the grant date, so long as Mr. Cornelissen remains continuously employed by the Company.

Mr. Cornelissen will be entitled to receive executive perquisites, fringe and other benefits as are provided to other similarly-situated officers under any of the Company’s plans and/or programs in effect from time to time and shall be eligible to participate in those various Company benefit plans, practices and policies in place during the term of his employment to the extent allowed under and in accordance with the terms of those plans, as well as in any other benefit plans the Company offers to similarly-situated officers or other employees from time to time during the term of his employment.

In addition, in the event the Company terminates Mr. Cornelissen’s employment without Cause, as defined in the 2023 Plan or its successors, or he resigns for “Good Reason,” as defined below, he will be eligible for the following benefits: (1) a cash payment equivalent to twelve (12) months of his base salary at the rate in effect as of the effective date of such termination; and (2) if he is eligible for and timely elects continued group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following his termination, the Company will pay his COBRA group health insurance premiums for him and his eligible dependents until the earliest of (A) the close of the Twelve (12) month period following the termination of his employment (the “COBRA Payment Period”), (B) the expiration date of his eligibility for the continuation coverage under COBRA, or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

“Good Reason” is defined as the occurrence of any of the following events without Mr. Cornelissen’s consent: (a) any material reduction of, or material adverse change to his authority, duties, or responsibilities, where such material reduction in authority or job responsibilities is accompanied by a change in title; (b) a material reduction in his annual base salary, other than pursuant to a Company-wide reduction of annual base salaries for employees of the Company generally; or (c) the relocation of the Company’s executive offices by a distance of 50 miles or more, which relocation requires an increase in his one-way driving distance by more than 25 miles.

In the event the Company terminates Mr. Cornelissen’s employment without Cause or he resigns for Good Reason in connection with a Change in Control, as defined in the 2023 Plan or its successors, prior to the one year anniversary of his start date, then he shall be entitled to the following severance benefits: (1) a cash payment equivalent to twelve (12) months of his base salary at the rate in effect as of the effective date of such termination; and (2) the number of vested option shares and RSU shares available for him to immediately exercise shall be calculated as if he had remained employed by the Company for one (1) additional year. In the event the Company terminates his employment without Cause or he resigns for Good Reason in connection with a Change in Control that occurs after the one year anniversary of the Start Date, then he shall be entitled to the following severance benefits: (1) a cash payment equivalent to Twelve (12) months of his base salary at the rate in effect as of the effective date of such termination; and (2) all (100%) of his option shares and RSU shares shall be fully vested and immediately exercisable.

A termination of employment shall be deemed to be in connection with a Change in Control if it is initiated by the Company and is effective within ninety (90) days prior to or twelve (12) months after the effective date of the Change in Control of the Company. A resignation of employment shall be deemed to be in connection with a Change in Control if it is initiated by Mr. Cornelissen and is effective during the period beginning on the execution of a definitive written agreement that if consummated in accordance with its terms would result in a Change of Control and ending on the earlier of (1) the termination of such agreement, or (2) twelve (12) months following the consummation of a Change of Control pursuant to such agreement.

On April 9, 2024 the Company issued a press release which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press release issued by Xencor, Inc. on April 9, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2024	XENCOR, INC.

	By:	/s/ Celia Eckert
Celia Eckert
General Counsel & Corporate Secretary
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